UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549




                            -----------------



                                FORM 8-K


                            -----------------




                             CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report: April 17, 2003 (Date of earliest event reported)





                       WEBEX COMMUNICATIONS, INC.
           (Exact name of registrant as specified in its charter)





         Delaware                   0-30849             77-0548319
  State or other jurisdiction     (Commission          (IRS Employer
      of incorporation)           File Number)        Identification No.)

                         307 West Tasman Drive
                      San Jose, California 95134
                (Address of principal executive offices)

                        Telephone: (408) 435-7000
           (Registrant's telephone number, including area code)










Item 5.  Other Events

On April 17, 2003, WebEx Communications, Inc. ("WebEx") issued a press release announcing that Michael Everett will join the Company and will assume the role of the Company's Chief Financial Officer later in the current fiscal
quarter.   Craig Klosterman, the Company's current Chief Financial Officer, will assist with the transition and plans to retire from the Company later in 2003. A copy of the press release is filed as Exhibit 99.1 to this Report.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number       Description
----------   -----------------------
99.1	Press Release dated April 17, 2003 announcing the appointment of
             Michael Everett who will assume the role of Chief Financial
             Officer effective later in the current fiscal quarter, with current Chief Financial Officer Craig Klosterman to assist in the transition prior to his retirement from the Company later in
             2003.
99.2	Press Release dated April 17, 2003 announcing financial results for the first quarter ended March 31, 2003.


Item 9.  Regulation FD Disclosure

The information in this section is being furnished solely under new Item 12 of Form 8-K,"Disclosure of Results of Operations and Financial Condition", pursuant to interim procedures promulgated by the Securities and Exchange Commission in Release No. 33-8216 issued March 27, 2003.

On April 17, 2003, WebEx issued a press release announcing its financial results for its first fiscal quarter ended March 31, 2003. A copy of the press release is filed as Exhibit 99.2 to this Repo















                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 17, 2003                         WEBEX COMMUNICATIONS, INC.



                                               By:  /s/  Subrah S. Iyar
                                               ---------------------------
                                               Name:  Subrah S. Iyar
                                               Title: Chief Executive Officer







































                                EXHIBIT INDEX

Exhibit
Number       Description
----------   -----------------------
99.3	Press Release dated April 17, 2003 announcing the appointment of
             Michael Everett who will assume the role of Chief Financial
             Officer effective later in the current fiscal quarter, with current Chief Financial Officer Craig Klosterman to assist in the transition prior to his retirement from the Company later in
             2003.
99.4	Press Release dated April 17, 2003 announcing financial results for the first quarter ended March 31, 2003.



                                                              Exhibit 99.1

             Michael Everett Joins WebEx as CFO Designate

SAN JOSE, Calif., April 17, 2003 - WebEx Communications, Inc. (NASDAQ: WEBX), the Web communications services leader, today announced that corporate finance executive Michael Everett will join the company and will assume the role of chief financial officer from the current CFO, Craig Klosterman, later this quarter. After assisting with the transition, Klosterman plans to retire from the company later in 2003.

Everett has served as CFO at a number of companies, including electronics supplier Raychem Corporation and communications equipment supplier Netro Corporation. He also brings significant international and operational experience having served as Raychem's senior vice president of Asia, including establishing joint ventures in Japan, China and India. Everett also practiced securities law prior to joining Raychem and was a partner at Heller Ehrman White & McAuliffe.

"Mike's diverse business experience makes him an ideal addition to WebEx," said Subrah Iyar, CEO of WebEx Communications. "He is an experienced financial executive, serving as CFO in both large global businesses and high growth technology companies, giving him the experience to help with WebEx's plans for continued rapid growth."

"Craig Klosterman, our chief financial officer over the past three years, has played a substantial role in our success. His seasoned leadership in early stage growth companies helped us to achieve our profitability and cash-flow objectives while building WebEx into the industry leader in web communications," added Iyar.

About WebEx Communications, Inc.

WebEx Communications, Inc. is the world's leading provider of Web communications services. WebEx is used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx provides carrier-class services using its MediaTone communications platform deployed over the WebEx MediaTone Network, a high-speed global network specifically designed for real-time Web communications. With its unique information-switching technology, multimedia capabilities and standards-based APIs, MediaTone is the dial tone for Web communications. WebEx Communications is based in San Jose, California and has regional headquarters in Europe and Asia. Please call toll free (877) 509-3239 or visit http://www.webex.com for more information.


                                     ###

This press release contains forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding Mr. Everett's assumption of the CFO role, WebEx's plans for continued rapid growth. Factors which could contribute to risks and uncertainties include, but are not limited to the failure of WebEx to achieve its financial objectives and to continue to grow its business successfully. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.'s filings with the Securities and Exchange Commission, including WebEx's Form 10-K, filed with the SEC on March 27, 2003. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.




                                                              Exhibit 99.2

               WebEx Announces First Quarter 2003 Results

-    Revenues of $41.8M up 41% compared to the year ago quarter
- Non-GAAP EPS $0.11, excluding equity-based compensation and assuming a 40% tax rate, compared to $0.03 in the year ago quarter
- GAAP EPS $0.15, which includes equity-based compensation and uses the actual effective tax rate of 13%, compared to $0.03 in the year ago quarter
- Operating margins, excluding equity-based compensation, of 17%, up from 6% in the year ago quarter
- Cash and short term investments during the quarter increased by $13.8M from Q4 2002 to $82.8M

SAN JOSE, Calif., April 17, 2003 - WebEx Communications, Inc. (Nasdaq: WEBX), the Web communications services leader, today announced results for its first quarter ended March 31, 2003.

For Q1 2003, revenues were $41.8 million, a 41% increase from $29.6 million in the first quarter of 2002. WebEx reported a $7.2 million operating profit excluding equity-based compensation expense in the first quarter of 2003, compared to a corresponding operating profit of $1.8 million in the first quarter of 2002. Non-GAAP net income was $4.5 million or $0.11 per diluted share, excluding equity-based compensation expense and assuming a 40% tax rate, in the first quarter of 2003, compared to a corresponding income of $1.1 million or $0.03 per diluted share in the first quarter of 2002. GAAP net income, which includes equity-based compensation and uses the actual tax rate of 13%, was $6.3 million or $0.15 per diluted share in the first quarter of 2003 as compared to $1.1 million or $0.03 per diluted share for first quarter of 2002.

Cash flow from operations was $14.2 million for the first quarter of 2003, up from $9.3 million in the fourth quarter of 2002. Cash, cash equivalents and short-term investments increased to $82.8 million, up $13.8 million from the fourth quarter of 2002. Days sales outstanding were 42 days, down from 44 days at the end of the fourth quarter of 2002. Sales reserves decreased to $3.8 million from $4.1 million in the fourth quarter of 2002 based on the Company's more favorable collection experience. Allowance for doubtful accounts increased to $3.6 million, up from $3.4 million in the fourth quarter of 2002 due to continued weakness in the economy. Bad debt expense for the quarter was $0.6 million, down from $1.4 million in the fourth quarter of 2002. Net accounts receivable at March 31, 2003 were $19.1 million, down from $19.5 million at December 31, 2002,

"We continued our profitable growth last quarter in this challenging economic environment," said Subrah Iyar, Chairman and CEO of WebEx Communications. "While our revenue growth fell short of our original expectations, we were able to achieve a strong increase in our cash position and meet our earnings target."

In the first quarter of 2003, WebEx continued its worldwide growth of new customers across wide segments of the economy including: Bank Of Tokyo, Canadian National Railways, Chicago Board of Trade, Chicken of the Sea International, Honda Motor Company, Human Genome Sciences, Lear Corporation, New World Pasta, OAG Worldwide and Thomasville Furniture.

WebEx also announced that it had appointed one of its outside directors, Casimir Skrzypczak, as Lead Director of WebEx's Board of Directors. Skrzypczak is a General Partner of Global Communications Partners, has held executive positions at Cisco, Telcordia and NYNEX, and has served on several boards and committees of corporations and institutions. In this position, Skrzypczak will play a leading role in guiding the Board's activities and oversight responsibilities. Six of WebEx's eight Board members are outside directors and all of its committee members are outside directors.

Guidance

The following contains forward-looking guidance regarding WebEx's financial outlook. The following statements are based on current expectations. In the second quarter 2003, WebEx anticipates revenues of approximately $43.5 million, and in the range of $180 to $190 million for the 2003 fiscal year, as previously guided. Earnings per share, excluding equity-based compensation expense and using an assumed tax rate of 40%, are anticipated to be approximately $0.11 for the second quarter and $0.45-$0.50 for the 2003 fiscal year, as previously guided.

Non-GAAP Financial Measures

This press release includes financial measures for earnings per share and net income that have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that they exclude equity based compensation expense and assume a 40% tax rate, which is higher than our actual effective tax rate of 13%. WebEx provides these measurements because they provide a consistent basis for comparison between quarters, as these measurements are not influenced by fluctuations in WebEx's stock price or changes in WebEx's effective tax rate, and which therefore are useful to investors in comparing WebEx's quarterly results. The comparable GAAP measurements for earnings per share and net income for the second quarter of 2003 and fiscal year 2003 depend on future stock issuance and stock price data, which will not be available until after completion of the quarter or year, respectively.

Conference Call

Management will host the quarterly conference call to discuss the results today April 17, 2003 beginning at 5:00 p.m. EDT. Interested parties may listen to the conference call via live broadcast over the Internet at www.webex.com/Q1_2003Earnings or by calling 212-896-6121.

About WebEx Communications Inc.

WebEx Communications, Inc. is the world's leading provider of Web communications services. WebEx is used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx meetings simulate the spontaneity and interactivity of face-to-face meetings by allowing users to share presentations, applications, documents and desktop, with full-motion video and integrated telephony. WebEx provides carrier-class services using its MediaTone communications platform deployed over the WebEx MediaTone Network, a high-speed global network specifically designed for real-time Web communications. With its unique information-switching technology, multimedia capabilities and standards-based APIs, MediaTone is the dial tone for Web communications. WebEx Communications is based in San Jose, California and has regional headquarters in Europe and Asia. Please call toll free (877) 509-3239 or visit http://www.webex.com/ for more information.



                                     ###

This press release contains forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the second quarter and fiscal year 2003 on anticipated revenues and earnings per share. Factors which could contribute to risks and uncertainties include, but are not limited to the failure of WebEx to meet financial expectations, decrease in demand for WebEx services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx's services, the effects of competitive offerings, and the impact of general economic conditions. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.'s filings with the Securities and Exchange Commission, including WebEx's Form 10-K, filed with the SEC on March 27, 2003. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.






                       WebEx Communications, Inc.
        Unaudited Condensed Consolidated Statement of Operations
                 (In 000's - except per share amounts)


                                                             YTD
                                                           March 31,
                                                        2003      2002
                                                      -------    -------

Total net revenues                                    $41,808    $29,569

Total cost of revenues                                  7,406      6,014
                                                      -------    -------
Gross profit                                           34,402     23,555

Operating expenses:
   Research and development                             6,058      5,224
   Sales and marketing                                 18,390     13,235
   General and administrative                           2,802      3,307
                                                      -------    -------
Total operating expenses
   before equity-based compensation                    27,250     21,766
                                                      -------    -------
Operating income
   before equity-based compensation                     7,152      1,789

Equity-based compensation                                 319        622
                                                      -------    -------
Operating income
   including equity-based compensation                  6,833      1,167

Other income (expense), net                               396         (2)
                                                      -------    -------
Net income before income tax                            7,229      1,165

Provision for income tax                                 (940)       (35)
                                                      -------    -------
Net income                                             $6,289     $1,130
                                                      =======    =======


Net income per share
   Basic                                               $ 0.15     $ 0.03
   Diluted                                               0.15       0.03

Shares used in per share calculations
   Basic                                               40,800     38,976
   Diluted                                             42,246     42,649




         Reconciliation of net income before income tax as reported and net income excluding equity-based compensation

               (Unaudited) (in 000's - except per share amounts)

                                                               YTD
                                                         March 31, 2003
                                                         --------------

Net income before income tax as reported                      $7,229

Add back equity-based compensation                               319

Deduct income taxes (note 1)                                  (3,019)
                                                         --------------
Net income excluding equity-based compensation                $4,529
                                                         ==============

Net income excluding equity-based compensation per share
   Basic                                                      $ 0.11
   Diluted                                                      0.11

Shares used in per share calculations
   Basic                                                      40,800
   Diluted                                                    42,246

WebEx has consistently provided this measurement in press releases reporting earnings per share because this measurement provides a consistent basis for comparison between quarters, which is not influenced by fluctuations in the company's stock price or changes in the company's effective tax rate, and which therefore is useful to investors.



Note 1
Income taxes is calculated by applying a 40% effective tax rate to pre-tax income, excluding equity-based compensation. The 40% effective tax rate is based on combined US federal and state statutory tax rates. The company's actual tax rate can differ from the statutory rate because of changes in deferred tax valuation allowance, the effect of income taxed in foreign jurisdictions, tax credits and other items.




                       WebEx Communications, Inc.
          Unaudited Condensed Consolidated Balance Sheets
                             (In 000's)

                                                  March 31,   December 31,
                                                     2003         2002
                                                ------------  ------------
                    ASSETS

Current assets:
   Cash and cash equivalents and
    short-term investments                        $82,769        $68,952
   Accounts receivable, net                        19,110         19,465
   Prepaid expenses and other                       2,862          2,694
                                                ------------  ------------
Total current assets                              104,741         91,111

Property & equipment, net                          19,301         21,563
Other assets                                        1,595          1,650
                                                ------------  ------------
Total assets                                     $125,637       $114,324
                                                ============  ============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                $7,927         $7,879
   Accrued expenses                                12,634          9,102
   Current portion of capital lease obligation        235            489
   Deferred revenue                                 9,339          8,734
                                                ------------  ------------
Total current liabilities                          30,135         26,204

Stockholders' equity:
   Common stock                                        41             41
   Additional paid-in capital                     197,603        197,115
   Accumulated deficit                           (102,442)      (108,725)
   Deferred equity-based compensation                (648)        (1,092)
   Accumulated other comprehensive income             948            781
                                                ------------  ------------
Total stockholders' equity                         95,502         88,120
                                                ------------  ------------

Total liabilities and stockholders' equity       $125,637       $114,324
                                                ============  ============